                    Consent of Independent Public Accountants


         As independent public accountants, we hereby consent to the use of our reports included in or made a part of this Form 10-K.

         We also hereby consent to the incorporation of our reports included in this Form 10-K into the Company's previously filed Registration Statement (Form S-8 No. 33-81078) pertaining to the Omnibus Stock Plan, the Outside Directors' Stock Option Plan and the Employee Stock Purchase Plan of Wandel & Goltermann Technologies, Inc.




                                                         /s/ Arthur Andersen LLP


Raleigh, North Carolina
December 20, 1996


                                       34